UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 22, 2020
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Definitive Material Agreement
On July 22, 2020, BlackBerry Limited (the “Company”) entered into consent agreements (the “Consent Agreements”) with counterparties exercising sole investment management control or direction over an aggregate of 88.39% of its outstanding 3.75% unsecured convertible debentures (the “3.75% Debentures”), including the 3.75% Debentures beneficially owned by Fairfax Financial Holdings Limited and certain of its affiliates (together, “Fairfax”), pursuant to which the counterparties agreed to vote in favor of an extraordinary resolution authorizing a supplemental indenture to permit the optional redemption of the 3.75% Debentures prior to November 13, 2020.
The Company intends to redeem the entire US$605 million outstanding principal amount of the 3.75% Debentures on or about September 1, 2020 (the “Redemption Date”) at a redemption price of 101.6854% of the outstanding principal amount of the 3.75% Debentures.
Under the Consent Agreements, Fairfax and another institutional investor agreed to subscribe for 1.75% unsecured convertible debentures of the Company (the “1.75% Debentures”) in a private placement for an aggregate subscription price of US$535 million. The transaction is expected to be completed on the Redemption Date subject to customary conditions, including approval from the Toronto Stock Exchange and approval of the supplemental listing of the underlying Common Shares by the New York Stock Exchange. The 1.75% Debentures will be convertible into Common Shares at a price of US$6.00 per Common Share and will be due on November 13, 2023. The other terms of the 1.75% Debentures will be substantially identical to those of the 3.75% Debentures, except that the 1.75% Debentures will not be redeemable prior to maturity. The material terms of the 3.75% Debentures are described in the section entitled “Convertible Debentures” in the Company’s annual report on Form 40-F for the year ending February 28, 2019 filed on April 5, 2019, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the trust indenture governing the 3.75% indentures, which was filed on September 8, 2016.
In light of Fairfax’s interest in the 3.75% Debentures to be redeemed and its proposed subscription for US$500 million principal amount of the 1.75% Debentures, these transactions will be related party transactions. Fairfax owns approximately 8.40% of the Company’s outstanding capital stock and 82.64% of the 3.75% Debentures. Under its Consent Agreement, Fairfax has committed to entering into a six-month standstill agreement with the Company on customary terms.
A copy of the press release announcing the Consent Agreements is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	BlackBerry Limited press release dated July 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	July 27, 2020	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer